March 31, 2010

U.S. Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
Attn.:  Document Control

Re:   American Depositary Shares evidenced by
American Depositary Receipts representing two deposited shares of Brasil Foods S.A. (Form F-6,
Registration No.  333-160191)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York Mellon, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting a change in the ratio between the American Depositary Shares and the deposited Shares.

As required by Rule 424(e), the upper right hand corner of the cover page has a reference to Rule
424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the revised form of ADR certificate for Brasil Foods S.A.
which has been revised to state that:

Effective April 7, 2010, each American Depositary
Share represents one (1) deposited Share.

Please contact Monica Vieira at 212 815-4831 if you have any questions or comments.

Very truly yours,


___________________
Victor Francis
Vice President
Tel (212) 815-2187
Fax (212) 571-3050
E-mail: victor.francis@BNYMellon.com


Encl.

cc:    Paul Dudek, Esq.